Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2018 Financial Results
SAN JOSE, Calif. — February 19, 2019 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today reported its results under new revenue rules, ASC Topic 606. For the fourth quarter of 2018, Cadence reported revenue of $570 million, GAAP net income of $98 million, or $0.35 per share on a diluted basis, and non-GAAP net income (as defined below) of $147 million, or $0.52 per share on a diluted basis. For 2018, Cadence reported revenue of $2.138 billion, GAAP net income of $346 million, or $1.23 per share on a diluted basis, and non-GAAP net income of $526 million, or $1.87 per share on a diluted basis.
Cadence also reported its results under the old revenue rules, ASC Topic 605, for easier comparison with prior results, all of which were reported under ASC Topic 605.
Under ASC Topic 605, for the fourth quarter of 2018, Cadence reported revenue of $579 million, compared to revenue of $502 million reported for the same period in 2017. On a GAAP basis, Cadence recognized net income of $100 million, or $0.36 per share on a diluted basis, in the fourth quarter of 2018, compared to a net loss of $14 million, or $(0.05) per share on a diluted basis for the same period in 2017. Using the non-GAAP measure defined below, net income for the fourth quarter of 2018 was $144 million, or $0.51 per share on a diluted basis, compared to net income of $111 million, or $0.39 per share on a diluted basis, for the same period in 2017.

Due to the U.S. Tax Cuts and Jobs Act enacted in December 2017, GAAP net loss for the fourth quarter of 2017 included a $67 million income tax expense for a one time transition tax on previously untaxed foreign earnings and a $25 million income tax expense for the reduction in the value of Cadence’s U.S. deferred tax assets caused by the U.S. corporate tax rate reduction.
Under ASC Topic 605, Cadence reported 2018 revenue of $2.146 billion, compared to revenue of $1.943 billion for 2017. On a GAAP basis, Cadence recognized net income of $351 million, or $1.25 per share on a diluted basis, in 2018, compared to net income of $204 million, or $0.73 per share on a diluted basis, in 2017. Using the non-GAAP measure defined below, net income for 2018 was $528 million, or $1.88 per share on a diluted basis, as compared to net income of $393 million, or $1.40 per share on a diluted basis, in 2017.
“Cadence achieved excellent operating results for 2018 as technology trends like AI, cloud/datacenter and 5G drove strong design activity,” said Lip-Bu Tan, chief executive officer.  “We continued to execute our System Design Enablement strategy, leading to broad strength across our product lines, as well as in the aerospace/defense vertical, and we announced our partnership with Green Hills Software, the leader in embedded safety and security software.”
“I’d like to thank the entire Cadence team for their strong execution across all lines of business for 2018,” said John Wall, senior vice president and chief financial officer.  “I am pleased with our results and look forward to building on our success in 2019.”
As of the end of the fourth quarter of 2018, $175 million remained available under the previously announced authorization to repurchase Cadence common stock. In February 2019, the Board of Directors authorized the repurchase of an additional $500 million of Cadence common stock.  The timing and amount of repurchases will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
CFO Commentary
Commentary on the fourth quarter and fiscal year 2018 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the first quarter of 2019, the company expects total revenue in the range of $565 million to $575 million. First quarter GAAP net income per diluted share is expected to be in the range of $0.36 to $0.38. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.48 to $0.50.
For 2019, the company expects total revenue in the range of $2.270 billion to $2.310 billion. On a GAAP basis, net income per diluted share for 2019 is expected to be in the range of $1.33 to $1.43. Using the non-GAAP measure defined below, net income per diluted share for 2019 is expected to be in the range of $1.97 to $2.07.
A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included in this release.

Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, and John Wall, senior vice president and chief financial officer, will host the fourth quarter and fiscal year 2018 financial results audio webcast today, February 19, 2019, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 19, 2019 at 5 p.m. (Pacific) and ending March 15, 2019 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence enables electronic systems and semiconductor companies to create the innovative end products that are transforming the way people live, work and play. Cadence® software, hardware and semiconductor IP are used by customers to deliver products to market faster. The company’s System Design Enablement strategy helps customers develop differentiated products—from chips to boards to systems—in mobile, consumer, cloud datacenter, automotive, aerospace, IoT, industrial and other market segments. Cadence is listed as one of Fortune Magazine's 100 Best Companies to Work For. Learn more at www.cadence.com.
Cadence and the Cadence logo are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above, as well as the information in the Business Outlook section, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence’s customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect cash flow, liquidity, reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income (Loss) Reconciliation	Three Months Ended
(unaudited)	ASC 606	ASC 605	ASC 605
	December 29, 2018	December 29, 2018	December 30, 2017
(in thousands)
Net income (loss) on a GAAP basis	$98,425	$100,032	$(14,442)
Amortization of acquired intangibles	12,942	12,942	13,741
Stock-based compensation expense	42,594	42,594	36,015
Non-qualified deferred compensation expenses (credits)	(3,186)	(3,186)	1,295
Restructuring and other charges	13,699	13,699	12,178
Acquisition and integration-related costs (credits)	(1,360)	(1,360)	5,712
Other income or expense related to investments and non-qualified deferred compensation plan assets*	1,356	1,356	(1,368)
Income tax related to transition tax	—	—	67,188
Income tax related to tax rate change	—	—	25,292
Income tax effect of non-GAAP adjustments	(17,737)	(21,962)	(34,328)
Net income on a non-GAAP basis	$146,733	$144,115	$111,283

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Net Income Reconciliation	Years Ended
(unaudited)	ASC 606	ASC 605	ASC 605
	December 29, 2018	December 29, 2018	December 30, 2017
(in thousands)
Net income on a GAAP basis	$345,777	$351,297	$204,101
Amortization of acquired intangibles	53,333	53,333	56,497
Stock-based compensation expense	167,715	167,715	130,023
Non-qualified deferred compensation expenses (credits)	(1,471)	(1,471)	6,145
Restructuring and other charges	11,089	11,089	9,406
Acquisition and integration-related costs	19,858	19,858	8,468
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(1,278)	(1,278)	(15,693)
Income tax related to transition tax	—	—	67,188
Income tax related to tax rate change	—	—	25,292
Income tax effect of non-GAAP adjustments	(69,489)	(72,358)	(98,810)
Net income on a non-GAAP basis	$525,534	$528,185	$392,617

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income (Loss) Per Share Reconciliation	Three Months Ended
(unaudited)	ASC 606	ASC 605	ASC 605
	December 29, 2018	December 29, 2018	December 30, 2017
(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.35	$0.36	$(0.05)
Amortization of acquired intangibles	0.05	0.05	0.05
Stock-based compensation expense	0.15	0.15	0.13
Non-qualified deferred compensation expenses (credits)	(0.01)	(0.01)	—
Restructuring and other charges	0.05	0.05	0.04
Acquisition and integration-related costs (credits)	(0.01)	(0.01)	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	—	(0.01)
Income tax related to transition tax	—	—	0.24
Income tax related to tax rate change	—	—	0.09
Income tax effect of non-GAAP adjustments	(0.06)	(0.08)	(0.12)
Diluted net income per share on a non-GAAP basis	$0.52	$0.51	$0.39
Shares used in calculation of diluted net income (loss) per share — GAAP**	280,321	280,321	273,157
Shares used in calculation of diluted net income per share — non-GAAP**	280,321	280,321	282,206

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Diluted Net Income Per Share Reconciliation	Years Ended
(unaudited)	ASC 606	ASC 605	ASC 605
	December 29, 2018	December 29, 2018	December 30, 2017
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$1.23	$1.25	$0.73
Amortization of acquired intangibles	0.19	0.19	0.20
Stock-based compensation expense	0.60	0.60	0.46
Non-qualified deferred compensation expenses (credits)	(0.01)	(0.01)	0.02
Restructuring and other charges	0.04	0.04	0.03
Acquisition and integration-related costs	0.07	0.07	0.03
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	—	(0.05)
Income tax related to transition tax	—	—	0.24
Income tax related to tax rate change	—	—	0.09
Income tax effect of non-GAAP adjustments	(0.25)	(0.26)	(0.35)
Diluted net income per share on a non-GAAP basis	$1.87	$1.88	$1.40
Shares used in calculation of diluted net income per share — GAAP**	281,144	281,144	280,221
Shares used in calculation of diluted net income per share — non-GAAP**	281,144	281,144	280,221

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning March 15, 2019, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s first quarter 2019 earnings release is published, which is currently scheduled for April 22, 2019.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
December 29, 2018 and December 30, 2017
(In thousands)
(Unaudited)

	December 29, 2018	December 30, 2017
Current assets:
Cash and cash equivalents	$533,298	$688,087
Receivables, net of allowances of $3,936 and $0, respectively	297,082	190,426
Inventories	28,162	33,209
Prepaid expenses and other	92,550	68,266
Total current assets	951,092	979,988
Property, plant and equipment, net of accumulated depreciation of $698,493 and $658,377, respectively	252,630	251,342
Goodwill	662,272	666,009
Acquired intangibles, net of accumulated amortization of $333,687 and $297,456, respectively	225,457	278,835
Long-term receivables	5,972	12,239
Other assets	371,231	230,301
Total assets	$2,468,654	$2,418,714
Current liabilities:
Revolving credit facility	$100,000	$85,000
Accounts payable and accrued liabilities	256,526	221,101
Current portion of deferred revenue	352,456	336,297
Total current liabilities	708,982	642,398
Long-term liabilities:
Long-term portion of deferred revenue	48,718	61,513
Long-term debt	345,291	644,369
Other long-term liabilities	77,262	81,232
Total long-term liabilities	471,271	787,114
Stockholders’ equity	1,288,401	989,202
Total liabilities and stockholders’ equity	$2,468,654	$2,418,714

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Three Months and Years Ended December 29, 2018 and December 30, 2017
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Revenue:
Product and maintenance	$534,418	$467,504	$1,997,887	$1,813,987
Services	35,432	34,218	140,135	129,045
Total revenue	569,850	501,722	2,138,022	1,943,032
Costs and expenses:
Cost of product and maintenance	54,748	39,305	173,011	156,676
Cost of services	21,376	20,979	85,736	80,714
Marketing and sales	112,613	107,654	439,669	419,161
Research and development	218,271	203,468	884,816	804,223
General and administrative	31,985	33,289	133,406	134,181
Amortization of acquired intangibles	3,468	3,571	14,086	14,716
Restructuring and other charges	13,699	12,178	11,089	9,406
Total costs and expenses	456,160	420,444	1,741,813	1,619,077
Income from operations	113,690	81,278	396,209	323,955
Interest expense	(4,318)	(6,712)	(23,139)	(25,664)
Other income (expense), net	(735)	2,385	3,320	16,755
Income before provision for income taxes	108,637	76,951	376,390	315,046
Provision for income taxes	10,212	91,393	30,613	110,945
Net income (loss)	$98,425	$(14,442)	$345,777	$204,101
Net income (loss) per share - basic	$0.36	$(0.05)	$1.26	$0.75
Net income (loss) per share - diluted	$0.35	$(0.05)	$1.23	$0.73
Weighted average common shares outstanding - basic	273,680	273,157	273,729	272,097
Weighted average common shares outstanding - diluted	280,321	273,157	281,144	280,221

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 29, 2018 and December 30, 2017
(In thousands)
(Unaudited)

	Years Ended
	December 29, 2018	December 30, 2017
Cash and cash equivalents at beginning of year	$688,087	$465,232
Cash flows from operating activities:
Net income	345,777	204,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	118,721	115,524
Amortization of debt discount and fees	1,196	1,211
Stock-based compensation	167,715	130,023
Gain on investments, net	(1,261)	(13,869)
Deferred income taxes	(11,676)	79,934
Provisions for losses on receivables	5,102	2,623
Other non-cash items	1,136	5,068
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(87,083)	(31,032)
Inventories	752	5,034
Prepaid expenses and other	(19,622)	(25,793)
Other assets	(16,077)	(22,336)
Accounts payable and accrued liabilities	1,553	(25,987)
Deferred revenue	100,696	33,614
Other long-term liabilities	(2,178)	12,625
Net cash provided by operating activities	604,751	470,740
Cash flows from investing activities:
Proceeds from the sale of available-for-sale securities	—	833
Purchases of non-marketable investments	(115,839)	—
Proceeds from the sale of long-term investments	3,497	9,108
Purchases of property, plant and equipment	(61,503)	(57,901)
Cash paid in business combinations and asset acquisitions, net of cash acquired	—	(143,249)
Net cash used for investing activities	(173,845)	(191,209)
Cash flows from financing activities:
Proceeds from revolving credit facility	100,000	135,000
Payment on revolving credit facility	(85,000)	(100,000)
Principal payments on term loan	(300,000)	—
Payment of debt issuance costs	—	(793)
Proceeds from issuance of common stock	40,908	48,965
Stock received for payment of employee taxes on vesting of restricted stock	(69,921)	(57,161)
Payments for repurchases of common stock	(250,059)	(100,025)
Change in book overdraft	(3,867)	3,867
Net cash used for financing activities	(567,939)	(70,147)
Effect of exchange rate changes on cash and cash equivalents	(17,756)	13,471
Increase (decrease) in cash and cash equivalents	(154,789)	222,855
Cash and cash equivalents at end of year	$533,298	$688,087

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	ASC 605					ASC 605
	2017					2018
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	45%	45%	45%	44%	44%	45%	45%	43%	46%	44%
Asia	26%	28%	27%	28%	27%	26%	26%	30%	29%	28%
Europe, Middle East and Africa	20%	19%	19%	20%	20%	21%	21%	19%	17%	20%
Japan	9%	8%	9%	8%	9%	8%	8%	8%	8%	8%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	ASC 606
	2018
GEOGRAPHY	Q1	Q2	Q3	Q4	Year
Americas	45%	46%	44%	44%	45%
Asia	27%	26%	29%	31%	28%
Europe, Middle East and Africa	20%	20%	19%	17%	19%
Japan	8%	8%	8%	8%	8%
Total	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	ASC 605					ASC 605
	2017					2018
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Functional Verification, including Emulation and Prototyping Hardware	23%	23%	21%	23%	22%	26%	23%	21%	26%	24%
Digital IC Design and Signoff	29%	30%	30%	29%	29%	29%	29%	30%	27%	29%
Custom IC Design and Simulation	26%	26%	28%	26%	27%	26%	26%	27%	24%	26%
System Interconnect and Analysis	10%	10%	10%	10%	10%	9%	10%	10%	9%	9%
IP	12%	11%	11%	12%	12%	10%	12%	12%	14%	12%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	ASC 606
	2018
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year
Functional Verification, including Emulation and Prototyping Hardware	26%	23%	22%	25%	24%
Digital IC Design and Signoff	30%	30%	30%	28%	29%
Custom IC Design and Simulation	26%	26%	26%	25%	26%
System Interconnect and Analysis	9%	9%	9%	9%	9%
IP	9%	12%	13%	13%	12%
Total	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
As of February 19, 2019
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending March 30, 2019	Year Ending December 28, 2019
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.36 to $0.38	$1.33 to $1.43
Amortization of acquired intangibles	0.05	0.19
Stock-based compensation expense	0.15	0.65
Acquisition and integration-related costs	0.01	0.03
Income tax effect of non-GAAP adjustments	(0.09)	(0.23)
Diluted net income per share on a non-GAAP basis†	$0.48 to $0.50	$1.97 to $2.07

Cadence Design Systems, Inc.
As of February 19, 2019
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending March 30, 2019	Year Ending December 28, 2019
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$101 to $107	$371 to $399
Amortization of acquired intangibles	13	53
Stock-based compensation expense	42	182
Acquisition and integration-related costs	3	8
Income tax effect of non-GAAP adjustments	(24)	(63)
Net income on a non-GAAP basis†	$135 to $141	$551 to $579

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.